Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned officers of American CareSource Holdings, Inc. (the “Company”), certifies that:

(1)

the Annual Report on Form 10-KSB of the Company for the three and twelve month periods ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March, 2007	By:	/s/ Wayne A. Schellhammer
Wayne A. Schellhammer Chief Executive Officer

Date:	March, 2007	By:	/s/ David S. Boone
David S. Boone Chief Operating Officer and Chief Financial Officer

Date:	March, 2007	By:	/s/ Steven M. Phillips
Steven M. Phillips Controller and Principal Accounting Officer

This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.